EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common stock of RLJ Entertainment, Inc., and further agree that this Agreement shall be included as an exhibit to such joint filings.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement as of this 12th day of October, 2012.

JH EVERGREEN MANAGEMENT, LLC

By:	/s/ TODD FORREST
Name: Todd Forrest
Title: Chief Financial Officer

JH EVERGREEN FUND, L.P.

By: JH Evergreen Management, LLC
Its: General Partner

By:	/s/ TODD FORREST
Name: Todd Forrest
Title: Chief Financial Officer

JH INVESTMENT PARTNERS III, L.P.

By: JH Evergreen Management, LLC
Its: General Partner

By:	/s/ TODD FORREST
Name: Todd Forrest
Title: Chief Financial Officer

JH INVESTMENT PARTNERS GP FUND III, LLC

By: JH Evergreen Management, LLC
Its: Manager

By:	/s/ TODD FORREST
Name: Todd Forrest
Title: Chief Financial Officer

JOHN C. HANSEN

/s/ JOHN C. HANSEN
John C. Hansen